Exhibit 3-a

                                                           STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF

                            GS CLEANTECH CORPORATION


GS CleanTech Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL") does hereby certify:

FIRST: That by written consent in lieu of meeting dated January 11, 2007, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the approval of the amendment by the stockholders. The resolution setting forth the proposed amendment is as follows:


     By amending Article I thereof so that, as amended, said Article I shall be and read as follows:


     Article I: The name of the Corporation is "GreenShift Corporation."


SECOND: That thereafter, pursuant to resolution of the Board of Directors, stockholders of the Corporation representing the necessary number and class of shares as required by statute, acting by written consent in lieu of meeting in accordance with Section 228 of the GCL, consented to the adoption of said amendment by signing the consent setting forth said amendment and delivered the signed consent to the Corporation as required by the provisions of said Section 228.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the GCL.

FOURTH: The effective date of this Amendment shall be February 11, 2008 at 6:30 p.m.


IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 6th day of February, 2008.

                                GS CLEANTECH CORPORATION


                                By:/s/ Kevin Kreisler
                                ------------------------
                                       Kevin Kreisler, Chief Executive Officer